EXHIBIT 10.2

                           AMENDMENT NUMBER TWO TO THE
                          AGREEMENT AND PLAN OF MERGER

      This Amendment Number Two (this "Amendment") to the Agreement and Plan of Merger dated as of August 28, 1997 (the "Original Agreement") as amended February 28, 1999 (the "Agreement") between Project Z Corporation ("Project Z") and Avid Corporation ("Avid") is made as of this 24th day of March, 2000, by and among Avid (including its capacity as successor to Project Z), Triangle Pharmaceuticals, Inc. ("Triangle"), and the Securityholder Agent (as such term is defined in the Reorganization Agreement referred to below) (the "Securityholder Agent"), on behalf of and as attorney-in-fact for all of the stockholders, optionholders and warrantholders of Avid immediately prior to the merger of Project Z with and into Avid (the "Former Avid Stockholders"). Capitalized terms used herein which are not defined herein shall have the definitions ascribed to them in the Reorganization Agreement (defined below).

                                    RECITALS

      A. Triangle, Project Z and Avid entered into an Agreement and Plan of Reorganization dated as of June 30, 1997 (the "Original Reorganization Agreement"), and as amended February 28, 1999 (the "Reorganization Agreement"), which contained the terms for the merger of Project Z with and into Avid and after which Avid would become a wholly-owned subsidiary of Triangle.

      B. Avid and Project Z entered into the Original Agreement, pursuant to which Project Z merged with and into Avid on August 28, 1997, and Avid became a wholly-owned subsidiary of Triangle.

      C. Avid (including its capacity as successor to Project Z), entered into Amendment Number One to the Original Agreement, in connection with the extension to thirty (30) months of the eighteen (18) month period set forth in Section 1.6(b)(ii)(B) of the Original Reorganization Agreement.

      D. Triangle, Avid and the Securityholder Agent, on behalf of and as attorney-in-fact for the Former Avid Stockholders, are concurrently herewith entering into an amendment to the Reorganization Agreement (the "Reorganization Amendment") (i) to extend further the thirty (30) month period set forth in
Section 1.6(b)(ii)(B) of the Reorganization Agreement after which, if Triangle has not Initiated a Definitive Clinical Trial with the Lead Compound or elected in writing to continue the development of the Lead Compound, the Securityholder Agent will have the right to either exercise the Lead Compound Option, and (ii) to amend certain other provisions of the Agreement as set forth in the Reorganization Amendment.

      E. Triangle, Avid (including its capacity as successor to Project Z) and the Securityholder Agent desire to amend the Agreement to make it consistent with the terms of the Reorganization Agreement as amended by the Reorganization Amendment.

      NOW, THEREFORE, in consideration of the foregoing and the promises and covenants contained herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

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      9. AMENDMENTS TO AGREEMENT.

            9.1 Article IV.A.2.b.(i). Article IV.A.2.b.(i) of the Agreement is hereby amended and restated in its entirety as follows:

            "(i) In the event that Parent, in its sole discretion, (x) Initiates (as defined in Section 1.6(b)(iii) of the Reorganization Agreement) a Definitive Clinical Trial (as defined in Section 1.6(b)(iii) of the Reorganization Agreement) with the Lead Compound (as defined in Section 1.6(b)(iii) of the Reorganization Agreement), or (y) notifies the Securityholder Agent (as defined in Section 7.2(g) of the Reorganization Agreement) in a writing that specifically references Section 1.6(b)(ii)(A) of the Reorganization Agreement of its election to continue the development of the Lead Compound even if Parent has not Initiated a Definitive Clinical Trial with the Lead Compound, Parent shall within seventy-five (75) days thereafter make available to the Exchange Agent (as defined in Section IV.E.1 below) for distribution pursuant to Section IV.E below, 1,150,000 shares of Parent Common Stock."

            9.2 Article IV.A.2.b.(ii). Article IV.A.2.b.(ii) of the Agreement is hereby amended and restated in its entirety as follows:

            "(ii) If neither of the conditions described in Section IV.A.2.b.(i) above is satisfied on or prior to forty-eight (48) months after the Closing Date and the Securityholder Agent elects not to exercise the Lead Compound Option (as defined in Section 5.17 of the Reorganization Agreement) within the thirty (30) day period set forth in Section 5.17 of the Reorganization Agreement, Parent shall within seventy-five (75) days thereafter make available to the Exchange Agent for distribution pursuant to Section IV.E below, 100,000 shares of Parent Common Stock."

      10. Third PAYMENT.

      Triangle shall, on or before April 15, 2000, deliver 400,000 shares of Triangle Common Stock (the "Third Payment") to the Escrow Agent of which that number of shares to be reserved for the benefit of the holders of Assumed Options and the holders of Assumed Warrants (the "Reserved Payment") shall be held by the Escrow Agent, and the remainder shall be transferred promptly to the Exchange Agent for distribution to each of the Former Avid Stockholders in proportion to the aggregate number of shares of Parent Common Stock which such holder would otherwise be entitled to receive from the aggregate of the First Payment, the Second Payment and the Third Payment pursuant to Section 1.7 of the Agreement by virtue of such holder's ownership of outstanding shares of Company Capital Stock immediately prior to the Effective Time, assuming for the purposes of such allocation that the holders of all Assumed Options and the holders of all Assumed Warrants were the holders of the number of shares of the Company Common Stock that would have been issued had all of the Assumed Options and all of the Assumed Warrants been exercised in full immediately prior to the Effective Time (assuming that the exercise price was paid in cash). No later than seventy-five (75) days after delivery to the Escrow Agent of an Agent Certificate, in form acceptable to Triangle, pursuant to Section


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1.7(d)(i) of the Agreement with respect to the distribution of the Third
Payment, the Third Payment less the Reserved Payment shall be distributed from the Exchange Agent to the Former Avid Stockholders as provided in such Agent Certificate. Triangle, the Escrow Agent, and the Exchange Agent shall be entitled to rely without investigation on the accuracy of the information set forth in such Agent Certificate.

      11. EFFECT OF AMENDMENT.

      Except as amended and set forth above, the Agreement shall continue in full force and effect. In the event of any conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall govern and control.

      12. FURTHER ASSURANCES.

      The parties agree to execute such further instruments, agreement and documents and to take such further action as may reasonably be necessary to carry out the intent of this Amendment.

      13. COUNTERPARTS.

      This Amendment may be executed in any number of counterparts, each which will be deemed an original, and all of which together shall constitute one instrument. This Amendment shall become effective when executed and delivered by Triangle, Avid and a majority of the individuals constituting the Securityholder Agent.

      14. SEVERABILITY.

      If one or more provisions of this Amendment are held to be unenforceable under applicable law, such provision shall be excluded from this Amendment and the balance of the Amendment shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

      15. GOVERNING LAW.

      This Amendment shall be governed by and construed under the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

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      This Amendment is hereby executed as of the date first above written.

TRIANGLE:                           TRIANGLE PHARMACEUTICALS, INC., a
                                    Delaware corporation

                                    By:    /s/ Chris A. Rallis
                                           -------------------------------------
                                    Name:  Chris A. Rallis
                                    Title: President and Chief Operating Officer


AVID:                               AVID CORPORATION, a Pennsylvania
                                    corporation

                                    By:    /s/ Chris A. Rallis
                                           -------------------------------------
                                    Name:  Chris A. Rallis
                                    Title: President


SECURITYHOLDER AGENT:

                                    --------------------------------------------
                                              Forrest H. Anthony


                                          /s/ Alan G. Walton
                                    --------------------------------------------
                                              Alan G. Walton


                                          /s/ Marcia T. Bates
                                    --------------------------------------------
                                              Marcia T. Bates

                   [SIGNATURE PAGE TO AMENDMENT NUMBER TWO TO
                        THE AGREEMENT AND PLAN OF MERGER]